Exhibit 99.1

Missy Keney, Investor Relations 701.280.5120 (Office) :: 218.791.6818 (Cell) missy.keney@alerus.com investors.alerus.com

FOR IMMEDIATE RELEASE

JANET ESTEP, JILL SCHURTZ, AND MARY ZIMMER JOIN BOARD OF

DIRECTORS FOR ALERUS FINANCIAL CORPORATION

GRAND FORKS, N.D. (October 21, 2021) – Alerus Financial Corporation (NASDAQ: ALRS) (the “Company”) is honored to announce the addition of Janet O. Estep, Jill E. Schurtz, and Mary E. Zimmer to its board of directors. Ms. Estep is an experienced executive with extensive knowledge of digital technology, electronic payments, strategic planning, mergers and acquisitions, product development, and sales, marketing, and risk management. Ms. Schurtz is the current CEO and Chief Investment Officer of the St. Paul Teachers’ Retirement Fund Association and brings expertise in investment and portfolio management, retirement administration, investment banking, mergers and acquisitions, and sales and marketing management. Ms. Zimmer is a highly accomplished financial industry executive with extensive knowledge of wealth management, capital markets, strategic planning, client segmentation, and product development.

“We are fortunate to have three distinguished professionals join our board,” said Alerus Chairman, President, and Chief Executive Officer Randy Newman. “Janet, Jill, and Mary bring diverse backgrounds and a breadth of experience that will benefit our company’s long-term growth strategy.”

Ms. Estep retired in 2019 as CEO of Nacha, the governing body for the US ACH payment network. Before joining Nacha, she served as Executive Vice President of U.S. Bank’s Transaction Services Division. Prior roles included leading the sales and marketing teams of Pace Analytical, as well as its major environmental lab location. Before these roles, Ms. Estep developed extensive technology knowledge through many field and headquarters positions with IBM, managing sales teams, and product development for both hardware and software. She received a B.A. in Economics and Psychology from St. Olaf College and currently serves on the board of ACI Worldwide, a global payments software provider, serving on its Nominating and Governance and its Audit/Risk Committees.

Ms. Schurtz is the current CEO and Chief Investment Officer of the St. Paul Teachers’ Retirement Fund Association (SPTRFA), where she is responsible for the $1.3B investment fund and the administration of $120M of annual pension benefits. She is a graduate of the United States Military Academy, West Point, and served seven years in the US Army, where she attained the rank of Captain. Following her military service, she received her JD from Columbia Law School. Prior to joining SPTRFA, Ms. Schurtz held CEO and COO roles at Robeco-Sage Investment Management, served as a director in Knight Equity Markets’ technical research group, was an attorney at Skadden, Arps, Slate, Meagher & Flom LLP & Affiliates, and served as a vice president in investment banking at US Bancorp Piper Jaffray. She currently serves on the M.A. Mortenson Company Board of Directors, where she also chairs the investment committee. Ms. Schurtz also serves as a member of the West Point Association of Graduates Investment Committee.

Ms. Zimmer brings more than 35 years of experience in financial services, most recently serving as Regional President for Wells Fargo Advisors (WFA) wealth management business. In her role as Regional President, she led the Northern Region covering ten states across the Midwest and Northwest. Ms. Zimmer later launched and led WFA’s Diverse Client Segments team. Prior to Wells Fargo, she held leadership roles at Royal Bank of Canada (RBC) U.S. Wealth Management, including Head of International Wealth USA, Head of Wealth Management Services, and Chief Operating Officer/Chief Administrative Officer. Before beginning her wealth management career, Ms. Zimmer worked in public accounting as a licensed CPA at Arthur Young (now Ernst & Young). Ms. Zimmer received her B.A. in Business and Accounting at the University of Saint Thomas and her M.B.T. in Business Taxation at the University of Minnesota – Carlson School of Management.

About Alerus Financial Corporation

Alerus Financial Corporation is a diversified financial services company headquartered in Grand Forks, N.D. Through its subsidiary, Alerus Financial, N. A., Alerus provides innovative and comprehensive financial solutions to business and consumer clients through four distinct business segments—banking, retirement and benefit services, wealth management, and mortgage. Clients are provided with a primary point of contact to help fully understand the unique needs and delivery channel preferences designed to meet the clients’ needs. Alerus Financial banking and wealth management offices are located in Grand Forks and Fargo, ND, the Minneapolis-St. Paul, MN. metropolitan area, and Scottsdale and Mesa, Ariz. Alerus Retirement and Benefits plan administration offices are located in St. Paul, MN, East Lansing, MI, and Littleton, CO.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of Alerus Financial Corporation. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the risks described in the “Risk Factors” sections of reports filed by Alerus Financial Corporation with the Securities and Exchange Commission. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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